Exhibit 99.1

ISSUE RELEASE:	INVESTOR CONTACT:	Michelle Berg
Wed., Nov 19, 2014 at 1:15 pm PT		Nordstrom, Inc.
206-233-6072

	MEDIA CONTACT:	Dan Evans
Nordstrom, Inc.
206-303-3036

Nordstrom Board of Directors Approves Quarterly Dividend
SEATTLE, Wash. – (November 19, 2014) – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of 33 cents per share payable on December 15, 2014 to shareholders of record at the close of business on December 1, 2014.
ABOUT NORDSTROM
Nordstrom, Inc. is a leading fashion specialty retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 293 stores in 38 states, including 118 full-line stores in the United States and one in Canada; 167 Nordstrom Racks; two Jeffrey boutiques; and one clearance store. Nordstrom also serves customers online through Nordstrom.com, Nordstromrack.com and private sale site HauteLook. The company also owns Trunk Club, a personalized clothing service that takes care of customers online at TrunkClub.com and its four showrooms. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.

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